Exhibit 10.3 1 NETSTREIT CORP. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN PERFORMANCE LTIP UNIT AGREEMENT THIS PERFORMANCE LTIP UNIT AGREEMENT (this “Agreement”) is made effective as of [ ] (the “Grant Date”) by and among NETSTREIT Corp., a Maryland corporation (the “Company”), NETSTREIT, L.P., a Delaware Limited Partnership (the “Partnership”) and [ ] (the “Participant”), pursuant to the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), and the Second Amended and Restated Agreement of Limited Partnership of NETSTREIT, L.P. (the “Partnership Agreement”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan and, if not defined in the Plan, in the Partnership Agreement. WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees (including prospective Employees), Directors and Consultants of the Company and its Subsidiaries or Affiliates; and WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan and provides services to or for the benefit of the Partnership, and the Administrator has determined that it is in the interest of the Company to grant to the Participant an Award of Performance LTIP Units (“Performance LTIP Units” or the “Award”) pursuant to Section 11 of the Plan. NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows: 1. Grant of Performance LTIP Units. As of the Grant Date, the Participant will receive [ ] Performance LTIP Units (the “Performance LTIP Unit Full Award Amount”). For purposes of this Agreement, [ ] of the Performance LTIP Units (50% of the Performance LTIP Unit Full Award Amount) are referred to as the “Performance LTIP Unit Target Award Amount.” Each Performance LTIP Unit is a Partnership Unit of the Partnership that is intended to constitute a “profits interest” for U.S. federal income tax purposes. The Performance LTIP Units are interests in the Partnership; they are not Shares. This Performance LTIP Unit award is subject to the terms and conditions of this Agreement, the Plan and the Partnership Agreement, each of which are incorporated herein by reference. 2. Vesting of Performance LTIP Units. Subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director, or Consultant (“Service”), from the Grant Date through the end of the Performance Period, the number of Performance LTIP Units actually earned, if any, will be based on the Company’s AFFO/Share Growth and Relative TSR performance over the Performance Period, as set forth in the grid below. The number of Performance LTIP Units actually earned, if any, based on such performance (the “Earned Performance LTIP Units”) may range from 50% of the Performance LTIP Unit Target Award Amount for performance at “Threshold,” to 100% of the Performance LTIP Unit Target Award Amount

2 for performance at “Target,” to up to 200% of the Performance LTIP Unit Target Award Amount (i.e., the Performance LTIP Unit Full Award Amount) for performance at “Maximum.” Notwithstanding the foregoing, all or a portion of the Performance LTIP Units may also be eligible to vest under the circumstances described in Section 5(c), 5(d) or 5(e) below. Performance Goals Weighting Performance Range Threshold (50% of Performance LTIP Unit Target Award Amount Earned) Target (100% of Performance LTIP Unit Target Award Amount Earned) Maximum (200% of Performance LTIP Unit Target Award Amount Earned) AFFO/Share Growth Relative TSR In the event that the Company’s actual performance with respect to a Performance Goal is between Threshold and Target or between Target and Maximum, the number of Performance LTIP Units earned based on such Performance Goal shall be determined based on linear interpolation. If the Company’s actual performance with respect to a Performance Goal is below Threshold, no Performance LTIP Units shall be earned for such Performance Goal. If the Company’s actual performance with respect to a Performance Goal is above Maximum, 200% of the Performance LTIP Unit Target Award Amount shall be earned. 3. Certain Definitions: (a) “AFFO/Share Growth” means the percentage increase in AFFO per diluted share from the AFFO per diluted share for the fiscal year immediately preceding the first fiscal year of the Performance Period to the AFFO per diluted share for the last fiscal year in the Performance Period. For this purpose, AFFO shall be the amount reported in the Company’s annual report on Form 10-K for the applicable fiscal year. (b) “Beginning Stock Price” means the average closing price of a Share or a share of the common stock of a member of the Peer Group, as applicable, for the period of twenty (20) trading days preceding the first day of the Performance Period. (c) “Ending Stock Price” means the average closing price of a Share or a share of the common stock of a member of the Peer Group for the last twenty (20) trading days during the Performance Period, with all dividends deemed reinvested as of the applicable ex-dividend date. (d) “Peer Group” means the companies set forth on Exhibit A. In the event that, during the Performance Period, a company in the Peer Group commences bankruptcy proceedings, such company will remain in the Peer Group and such company’s

3 Ending Stock Price shall be deemed to be $0. In the event that, during the Performance Period, a company in the Peer Group (i) is acquired by another company or entity or (ii) is otherwise no longer publicly traded, such company will either (x) be removed from the Peer Group for the Performance Period or (y) such company will remain in the Peer Group and such company’s Ending Stock Price shall be deemed to be $0, as determined by the Committee in its sole discretion. (e) “Performance Goals” means AFFO/Share Growth and Relative TSR. (f) “Performance Period” means the [ ] period commencing on [ ], 20[ ] and ending on [ ], 20[ ]. (g) “Relative TSR” means the Company’s TSR during the Performance Period, relative to the TSR of the members of the Peer Group during the Performance Period, expressed as a percentile ranking. (h) “TSR” means the compound return an investor would have received by investing in a share of common stock. It comprises any increase or decrease in the share price over the Performance Period, plus all dividend payments made during the Performance Period deemed reinvested as of the applicable ex-dividend date, and any other benefits accruing to shareholders. For purpose of this Agreement, TSR will be calculated as follows: (Ending Stock Price minus Beginning Stock Price) divided by Beginning Stock Price. 4. Admission to the Partnership; Power of Attorney; Rights as a Partner; Distributions; Investment Covenants, Representations and Warranties. (a) The Partnership and the Participant acknowledge and agree that the Performance LTIP Units are issued to the Participant for the performance of services to or for the benefit of the Partnership in the Participant’s capacity as a Limited Partner or in anticipation of Participant becoming a Limited Partner. To the extent not an existing Limited Partner, the Participant shall be admitted to the Partnership as an additional Limited Partner with respect to the Performance LTIP Units. The Participant hereby (i) agrees to be bound by the terms and provisions of the Partnership Agreement, including, without limitation, Article 11 thereof and the power of attorney set forth in Section 2.4 thereof, and (ii) makes the representations and warranties set forth in Section 3.3 of the Partnership Agreement. (b) The Participant hereby (i) constitutes and appoints NETSTREIT GP, LLC, a Delaware limited liability company (the “General Partner”), with full power of substitution, as the Participant’s true and lawful attorney in-fact to execute the Partnership Agreement, and (ii) grants to the General Partner full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Participant might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact substitute, shall lawfully do

4 or cause to be done by virtue of this power of attorney and the rights and powers herein granted. (c) The Performance LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. On and after the Grant Date, the Performance LTIP Unit Full Award Amount will constitute issued and outstanding Performance LTIP Units under the Partnership Agreement and shall participate as such in distributions pursuant to and in accordance with the Partnership Agreement except as otherwise provided below and unless otherwise determined by the Administrator or the General Partner of the Partnership. (d) The “Full Distribution Participation Date,” as that term is used in the Partnership Agreement, shall be (i) the last day of the Performance Period or (ii) if and to the extent determined by the Administrator in its discretion, the date on which the number of Performance LTIP Units that vests becomes fixed and determinable and/or settled (the “Determination Date”) (if different than the last day of the Performance Period). For clarity, before the Full Distribution Participation Date, the amount distributable with respect to the Performance LTIP Units shall equal the product of the Initial Sharing Percentage (as that term is defined in the Partnership Agreement) for such Performance LTIP Units and the amount otherwise distributable with respect to such Performance LTIP Units pursuant to Section 7(a) of Exhibit C to the Partnership Agreement. For purposes of the foregoing and the Partnership Agreement, the Initial Sharing Percentage applicable to the Performance LTIP Units shall be ten percent (10%). (e) On and after the Full Distribution Participation Date, with respect to the Performance LTIP Units that become Vested Performance LTIP Units, the Partnership shall pay to the holder of such Vested Performance LTIP Units one or more special distributions out of Available Cash with respect to such Vested Performance LTIP Units equal to, in the aggregate, the excess of the total Foregone Distributions on such Vested Performance LTIP Units over the total amount of distributions made on any Unvested Performance LTIP Units that are forfeited (i.e., the Performance LTIP Units that do not become Vested Performance LTIP Units)(the amount so payable, “Make-Whole Distributions”). Any such distribution or distributions shall be subject to the Partnership Agreement, including, without limitation, Section 7(e) thereof, the terms of this Agreement and any applicable legal or contractual restrictions (including with respect to restrictions on the payment of distributions under loan covenants or the terms of Units ranking senior to the Performance LTIP Units). For clarity, the provisions of this Section 4(c) and Section 7(c) of Exhibit C to the Partnership Agreement shall continue to apply to any Common Units into which Vested Performance LTIP Units have converted if such Vested Performance LTIP Units have not received the full amount of Make-Whole Distributions to which they became entitled prior to such conversion.

5 (f) The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that: (i) The Participant is holding the Performance LTIP Units for the Participant’s own account, and not for the account of any other person or entity. The Participant is holding the Performance LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities. (ii) The Participant provides services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership. (iii) The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership. (iv) The Participant understands that the Performance LTIP Units have not been registered under the Securities Act, and the Performance LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act will be available. (v) None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities. (vi) Notwithstanding the general intent stated in Section 6(a) below, the Company and the Partnership have made no warranties or representations to the Participant with respect to the U.S. federal, state or other income or other tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Company, the Partnership or their representatives for an assessment of such tax consequences. The Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Performance LTIP Units for U.S. federal income tax purposes. If those proposed regulations or similar regulations become final or temporary regulations, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Participant hereby further recognizes that the U.S. Congress has considered and could enact legislation that would change the U.S. federal income tax consequences of acquiring, owning and disposing of the Performance LTIP Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Performance LTIP Units.

6 5. Termination of Service; Change in Control. (a) Any Termination. Except as otherwise set forth in Section 5(c) or Section 5(d), in the event that the Participant’s Service terminates for any reason prior to the end of the Performance Period, the Performance LTIP Units shall terminate in full and be cancelled immediately upon such termination of Service. (b) Termination for Cause; Without Good Reason. In the event that the Participant’s Service is terminated by the Company for Cause or by the Participant without Good Reason, in either case, prior to the Determination Date, the entire Award of Performance LTIP Units, whether or not then vested, shall terminate and be cancelled immediately upon such termination of Service. (c) Termination without Cause; Termination for Good Reason; Termination due to Death or Disability. In the event that the Participant’s Service with the Company is terminated (i) by the Company without Cause, (ii) to the extent that the Participant is subject to a written employment agreement that contains a definition of Good Reason, by the Participant for Good Reason, or (iii) due to the Participant’s death or Disability, in either case, prior to the end of the Performance Period, then as of the date of such termination the Participant will become vested in a pro-rata number of the Performance LTIP Unit Target Award Amount based on a fraction, the numerator of which is the number of days of the Participant’s Service from the beginning of the Performance Period through the date of such termination and the denominator of which is the total number of days in the Performance Period. Such pro-rata number of the Performance LTIP Unit Target Award Amount shall then constitute the Earned Performance LTIP Units for purposes of this Agreement. (d) Termination without Cause or for Good Reason following Change in Control. In the event that a Change in Control occurs, the Award is assumed or replaced with an economically equivalent award, and within twenty-four (24) months following such Change in Control, the Participant’s Service with the Company is terminated (i) by the Company without Cause or (ii) to the extent that the Participant is subject to a written employment agreement that contains a definition of Good Reason, by the Participant for Good Reason, in either case, prior to the end of the Performance Period, then as of the date of such termination the Participant will become vested in a number of Performance LTIP Units equal to the greater of (x) the Performance LTIP Unit Target Award Amount and (y) the number of Performance LTIP Units that would be earned based on actual performance through the date of such termination. The number of Performance LTIP Units that vest pursuant to the preceding sentence shall then constitute the Earned Performance LTIP Units for purposes of this Agreement. For purposes of determining actual performance, the Performance Goals shall be pro-rated through the date of such termination. (e) Change in Control and Award Not Assumed. In the event that a Change in Control occurs and the Award is not assumed or replaced with an economically equivalent award, then as of the date of the consummation of such Change in Control the Participant will become vested in a number of Performance LTIP Units equal to the

7 greater of (x) the Performance LTIP Unit Target Award Amount and (y) the number of Performance LTIP Units that would be earned based on actual performance through the date of such Change in Control, and with the AFFO/Share Growth threshold, target and maximum goals prorated to reflect the truncated Performance Period. The number of Performance LTIP Units that vest pursuant to the preceding sentence shall then constitute the Earned Performance LTIP Units for purposes of this Agreement. For purposes of determining actual performance, the Performance Goals shall be pro-rated through the date of such Change in Control. For purposes of this Section 5(e), the Award shall be deemed to have been assumed or replaced with an economically equivalent award if it is either (i) continued as a time-vesting award of LTIP Units or (ii) converted into or exchanged for a time-vesting award of economically equivalent partnership units (e.g., units of the partnership that the Partnership Units are exchanged for or converted into in connection with the Change in Control), in either case, provided that the number of such time-vesting units is equal to the number of Performance LTIP Units that would vest pursuant to the first sentence of this Section 5(e) if the Award were not assumed or replaced, and the Award otherwise remains subject to all of the terms of this Agreement. 6. Tax Matters; Section 83(b) Election. (a) The Company and the Participant intend that (i) the Performance LTIP Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of the Performance LTIP Units not be a taxable event to the Company or the Participant as provided in such revenue procedures, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. (b) The Participant shall make no contribution of capital to the Partnership in connection with the issuance of the Performance LTIP Units and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the Performance LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Performance LTIP Units. (c) The Participant will, no later than the date as of which any amount related to the Performance LTIP Units first becomes includable in the Participant’s gross income for U.S. federal or state income tax purposes, pay to the Company, or make other arrangements satisfactory to the Company regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. For the avoidance of doubt, the Participant may satisfy such payment by permitting the Company or the Partnership to reduce the number of Performance LTIP Units by an amount sufficient to satisfy the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company and the Partnership under this Agreement will be conditional on such payment or arrangements, and the Company and the Partnership, and, where applicable, their Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of

8 any kind otherwise due to the Participant. In addition, the Participant will indemnify and hold harmless the Company, the Partnership and any Subsidiary against any withholding or other similar taxes of any kind imposed upon the Company, the Partnership or any Subsidiary with respect to the Performance LTIP Units. (d) The Participant covenants to make a timely election under Section 83(b) of the Code with respect to the Performance LTIP Units. In connection with such election, the Participant shall promptly provide a copy of such election to the Partnership. A form of election under Section 83(b) of the Code is attached hereto as Exhibit B. The Participant may use the form attached hereto as Exhibit B or the form made available by the Internal Revenue Service. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company, the Partnership or any representative thereof make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence. 7. Unauthorized Disclosure; Non-Competition; Non-Solicitation; Interference with Business Relationships; Proprietary Rights. (a) Unauthorized Disclosure. The Participant agrees and understands that in the course of the Participant’s Service, the Participant has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company, its Subsidiaries and Affiliates (collectively, the “Group”), including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Group and other forms of information considered by the Group to be confidential or in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the “Confidential Information”). Confidential Information shall not include information that is generally known to the public or within the relevant trade or industry other than due to the Participant’s violation of this Section 7(a) or disclosure by a third party who is known by the Participant to owe the Company an obligation of confidentiality with respect to such information. The Participant agrees that at all times during the Participant’s employment with the Company and thereafter, the Participant shall not disclose such Confidential Information, either directly or indirectly, to any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof without the prior written consent of the Company and shall not use or attempt to use any such information in any manner other than in connection with the Participant’s Service, unless required by law to disclose such information, in which case the Participant shall provide the Company with written notice of such requirement as far in advance of such anticipated disclosure as possible. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Participant’s Service, the Participant

9 shall promptly supply to the Company all property, computers, tablets, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards (including credit cards), surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Participant during or prior to the Participant’s Service, and any copies thereof in the Participant’s (or reasonably capable of being reduced to his or her) possession; provided that nothing in this Agreement shall prevent the Participant from retaining and utilizing: (i) documents relating to the Participant’s personal benefits, entitlements and obligations; (ii) documents relating to the Participant’s personal tax obligations; (iii) the Participant’s desk calendar, rolodex, and the like; and (iv) such other records and documents as may reasonably be approved by the Company. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between the Participant and any member of the Group, the Participant shall be entitled to provide, without breaching this Agreement or any such other agreement and without prior notice to the Company, information to governmental or administrative authorities regarding possible violations of law or otherwise testify or participate in any investigation or proceeding by any governmental or administrative authorities, and for purpose of clarity, the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act. (b) Non-Competition. By and in consideration of the Company’s entering into this Agreement, and in further consideration of the Participant’s exposure to the Confidential Information of the Group, the Participant agrees that the Participant shall not, during the period of the Restriction Period (as defined below), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided, that in no event shall ownership of one percent (1%) or less of the outstanding securities of the limited partnership interest in any private equity fund, hedge fund or venture capital fund or any class of any issuer whose securities are registered under the Exchange Act, standing alone, be prohibited by this Section 7(b), so long as the Participant does not have, or exercise, any rights to manage or operate the business of such fund or issuer other than rights as a limited partner or stockholder thereof. Notwithstanding the foregoing, nothing in this Section 7(b) prohibits the Participant from being employed or engaged by any person or entity where such work would not involve any level of strategic, advisory, technical, creative, or sales, or other activity similar to that which the Participant provided to the Group. For purposes of this Section 7(b), “Restricted Enterprise” shall mean any enterprise (including, but not limited to, any enterprise related to the business of acquiring, developing, investing, structuring or managing retail net lease real estate properties and any other lines of business any member of the Group is participating in, or has taken substantive steps towards participating in, as of the date hereof) that is competitive with the business conducted by the Company and its direct or indirect subsidiaries, partnerships and joint ventures during the Participant’s Service, within the United States and anywhere outside the United States where the Company and its direct or indirect subsidiaries, partnerships and joint ventures operated during the Participant’s Service. The “Restriction Period” shall mean the period of the Participant’s Service and for twelve (12) months following the termination thereof. (c) Non-Solicitation. During the Restriction Period, the Participant shall not:

10 (i) directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within twelve (12) months prior to the date of such solicitation was, an employee of any member of the Group; or (ii) induce or attempt to induce any customer, supplier, or licensee of the Group to cease doing business with the Group or in any way interfere with the relationship between the Group, on the one hand, and any such customer, supplier, or licensee, on the one hand. (d) Interference with Business Relationships. During the Restriction Period (other than in connection with carrying out the Participant’s responsibilities for the Group), the Participant shall not directly or indirectly induce or solicit (or assist any Person to induce or solicit) any customer or client of any member of the Group to terminate its relationship or otherwise cease doing business in whole or in part with any member of the Group, or directly or indirectly interfere with (or assist any Person to interfere with) any material relationship between any member of the Group and any of their customers, clients, suppliers, joint venture partners or licensors so as to cause harm to any member of the Group. (e) Extension of Restriction Period. The Restriction Period shall be tolled with respect to Sections 7(b), 7(c), and 7(d) for any period during which the Participant is in breach of any such section. (f) Proprietary Rights. The Participant shall disclose promptly to the Company any and all inventions, discoveries, and improvements (whether or not patentable or registrable under copyright or similar statutes), and all patentable or copyrightable works, initiated, conceived, discovered, reduced to practice, or made by the Participant, either alone or in conjunction with others, during the Participant’s Service and related to the business or activities of the Group (the “Developments”). Except to the extent any rights in any Developments constitute a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. that are owned ab initio by a member of the Group, the Participant assigns and agrees to assign all of the Participant’s right, title and interest in all Developments (including all intellectual property rights therein) to the Company or its nominee without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. The Participant acknowledges that any rights in any Developments constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C § 101 et seq. are owned upon creation by the Company as the Participant’s employer. Whenever requested to do so by the Company, the Participant shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Group. These obligations shall continue beyond the end of the Participant’s employment with the Company with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Participant while employed by the Company, and shall be binding upon the Participant’s employers, assigns, executors, administrators and other legal representatives. In connection with the Participant’s execution of this Agreement, the Participant has informed the Company in writing of any interest in any inventions or intellectual property rights that the Participant holds as of the date hereof. If the Company is unable for any reason, after reasonable effort, to obtain the Participant’s signature on any document needed in connection with the actions described in this Section 7(f), the

11 Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Participant’s agent and attorney in fact to act for and on the Participant’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 7(f) with the same legal force and effect as if executed by the Participant. (g) Other Covenants. For the avoidance of doubt, the restrictive covenants set forth in this Section 7 are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise. (h) Severability. The covenants contained in this Section 7 shall be construed as a series of separate covenants, one for each county, city, state or any similar subdivision in any geographic area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law. (i) Remedies. (i) The Participant agrees that any breach of the terms of this Section 7 would result in irreparable injury and damage to the Group for which the Company would have no adequate remedy at law; the Participant therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to obtain from any court of competent jurisdiction an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Participant and/or any and all Persons acting for and/or with the Participant, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the remedy set forth in Section 7(i)(ii) hereof. The terms of this Section 7(i) shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Participant. The Participant and the Company further agree that the provisions of the covenants contained in this Section 7 are reasonable and necessary to protect the businesses of the Group because of the Participant’s access to Confidential Information and the Participant’s material participation in the operation of such businesses. (ii) In addition, and not in limitation of the foregoing, in the event of the Participant’s breach of any of the restrictive covenants set forth in this Section 7, (A) the Performance LTIP Units (whether vested or unvested) shall immediately be forfeited, (B) the Company shall be entitled to recover any Shares acquired upon the vesting of the Performance LTIP Units, and (C) if the Participant has previously sold any of the Shares derived from the Performance LTIP Units, the Company shall also have the right to recover from the Participant the economic value thereof.

12 8. Nontransferability of Performance LTIP Units. The Performance LTIP Units, and any Partnership Units or other securities into which such Performance LTIP Units convert or for which such Performance LTIP Units are exchanged, are subject to the restrictions on transfer set forth in the Plan and the Partnership Agreement and in no event shall be disposed of prior to the second anniversary of their Grant Date without the prior written consent of the General Partner. Without limiting the prior sentence, during the lifetime of the Participant, the Performance LTIP Units may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, as otherwise provide in the Plan and the Partnership Agreement or on such terms and conditions as the Administrator shall establish, to a permitted transferee. 9. Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime. 10. Requirements of Law. The issuance of Performance LTIP Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Performance LTIP Units shall be issued if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws. 11. No Guarantee of Continued Service. Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service. 12. Interpretation; Construction. Any determination or interpretation by the Administrator under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control. 13. Amendments. The Administrator may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Performance LTIP Units (but not any portion of the Performance LTIP Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 2 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant under the Performance LTIP Units without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant. 14. Miscellaneous.

13 (a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows: If to the Company or the Partnership: NETSTREIT Corp. 2021 McKinney Ave Suite 1150 Dallas, TX 75201 Phone: 972-200-7100 If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed. (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. (c) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company. (d) No Impact on Other Benefits. The value of the Performance LTIP Units is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit. (e) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a

14 breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder. (f) Entire Agreement; Plan Controls. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter. In the event that the terms of this Agreement conflict with the terms of the Plan, the Plan shall control. (g) Code Section 409A Compliance. The Performance LTIP Units and any distributions relating to the Performance LTIP Units are intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Administrator determines that any portion of the Performance LTIP Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Administrator reserves the right to amend, restructure, terminate or replace such portion of the Performance LTIP Units in order to cause such portion of the Performance LTIP Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section. (h) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. (i) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. (k) Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices. [Signature Page Follows]

[Signature Page to Performance LTIP Unit Agreement] IN WITNESS WHEREOF, the Company, the Partnership and the Participant have duly executed this Agreement as of the date first above written. NETSTREIT CORP. By: Name: Title: NETSTREIT, L.P. By: NETSTREIT GP, LLC, its general partner By: Name: Title: PARTICIPANT Name: __________________

Exhibit A Peer Group Companies

Exhibit B ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE The undersigned hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b): 1. The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are: TAXPAYER’S NAME: TAXPAYER’S SOCIAL SECURITY NUMBER: ADDRESS: TAXABLE YEAR: 2. The property which is the subject of this election is Performance LTIP Units (the “Units”) of NETSTREIT, L.P., a Delaware limited partnership (the “Company”), representing an interest in the future profits, losses and distributions of the Company. 3. The date on which the above property was transferred to the undersigned was February 12, 2026. 4. The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Second Amended and Restated Agreement of Limited Partnership of NETSTREIT, L.P., as amended (or amended and restated) from time to time. 5. The fair market value of the above property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) was $0. 6. The amount paid for the above property by the undersigned was $0. 7. The amount to include in gross income is $0. The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred. Dated: _________________ ____________________________________ Name